                                                                      EXHIBIT 21
                                                                      ----------


                   SUBSIDIARIES OF CAREY INTERNATIONAL, INC.
          (unless otherwise noted, all subsidiaries are wholly-owned)

                             Carey Services, Inc.
                             Carey Licensing, Inc.
                            Squire Limousine, Inc.
                           Carey South Florida, Inc.
          Carey Limousine Corporation d/b/a Carey Philadelphia, Inc.*
                          Carey Limousine D.C., Inc.*
                         Carey Limousine Florida, Inc.*
      Carey Limousine L.A., Inc. d/b/a Carey Huntington Limousine, Inc.*
                           Carey Limousine NY, Inc.*
                          Carey Limousine S.F., Inc.*
                               Carey UK Limited*
                   Herzog Cadillac Rental Service NY, Inc.*
                    International Limousine Network Ltd.**
               Manhattan International Limousine Network Ltd.**
                        MILN Acquisition Corporation***
______________

*   Wholly-owned subsidiary of Carey Services, Inc.
** Will become a wholly-owned subsidiary of Carey International, Inc. upon the closing of this offering.
*** Will be merged with and into Manhattan International Limousine Network Ltd.
    upon the closing of this offering, at which point its legal existence will terminate.